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Exhibit 10.4

Fifth Amendment to 1995 Stock Option Plan

RESOLVED, that Section 2(a) of the 1995 Outside Directors Stock Option Plan be amended as follows:

         "(a) Affiliate means any partnership, corporation, firm, joint venture, association, trust, limited liability company, unincorporated organization or other entity (other than a Subsidiary) that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. The term `controlled by' shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interest or voting securities, as the case may be, by contract or otherwise."

         RESOLVED,that Section 2(a) of the 1995 Employee Stock Option Plan be amended as follows:

         "(a) Affiliate means any partnership, corporation, firm, joint venture, association, trust, limited liability company, unincorporated organization or other entity (other than a Subsidiary) that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with the Company. The term `controlled by' shall mean the possession, direct or indirect, of the power to cause the direction of the management and policies of such entity, whether through the ownership of voting interest or voting securities, as the case may be, by contract or otherwise."
         The motion carried unanimously.

         There being no further business to come before the meeting, the same was, upon motion, duly adjourned.

                                             Respectfully submitted,


                                             /s/ Myron J. Kaplan
                                             ----------------------------------
                                             Myron J. Kaplan
                                             Secretary of the Meeting
Approved:

/s/ William F. Welsh II
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William F. Welsh II, Chairman of the Meeting